Exhibit 15.2

March 31, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sirs,

We have read Item 16F of Banco Bilbao Vizcaya Argentaria, S.A.´s Form 20-F for the year ended December 31, 2016, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte, S.L.

Deloitte, S.L.

Madrid, Spain